                                 EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



     We consent to the incorporation by reference in the Form S-3 Registration Statement of Rich Coast Inc. of our report dated July 27, 1998, (except for notes 2(k), (l) and 9, which are as of January 19, 1999, and notes 1 and 2(f), which are as of March 17, 1999) accompanying the consolidated financial statements of Rich Coast Inc., which financial statements are also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ SMYTHE RATCLIFFE, CHARTERED ACCOUNTANTS

Vancouver, British Columbia
March 25, 1999

                                      II-7